UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2020

Amtech Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Arizona	000-11412	86-0411215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 S. Clark Drive, Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 967-5146

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASYS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Two New Directors and Selection of a Lead Independent Director

On May 5, 2020, the Board of Directors (the “Board”) of Amtech Systems, Inc. (the “Company”), acting upon the recommendation of its Nominating and Governance Committee, (i) appointed the Company’s Chief Executive Officer, Michael Whang, and its Chief Financial Officer, Lisa D. Gibbs, to the Board, effective May 5, 2020, and in connection therewith approved an increase in the size of the Board from five members to seven members; and (ii) elected the Company’s current Board member and Chairman of its Audit Committee, Michael Garnreiter to serve as the Board’s Lead Independent Director.  Mr. Whang and Ms. Gibbs will stand for election at the 2021 Annual Meeting of Shareholders of the Company.

Neither Mr. Whang nor Ms. Gibbs will serve as a member of any Board committee or receive additional compensation for serving as a Director.  Mr. Garnreiter will not receive any additional compensation for serving as the Lead Independent Director.

Information with respect to Mr. Whang and Ms. Gibbs required by Items 401(b) and 401(e) of Regulation S-K is contained in the Company’s Proxy Statement on Schedule 14A for its 2020 Annual Meeting of Shareholders, filed on March 12, 2020 with the Securities and Exchange Commission, and is incorporated by reference into this Current Report on Form 8-K. There are no other arrangements or understandings regarding the appointment of Mr. Whang or Ms. Gibbs to the Board. There are no family relationships among any of our directors and executive officers on the one hand, and Mr. Whang or Ms. Gibbs on the other hand.

Neither Mr. Whang nor Ms. Gibbs is a party to any related party transactions reportable under Item 404(a) of Regulation S-K.

Voluntary Reduction of Executive Chairman’s Base Salary

On May 4, 2020, the Company’s Executive Chairman, Jong S. Whang, notified the Company of his decision to voluntarily reduce his annual base salary by 30%, from $250,000 to $175,000, effective immediately. This voluntary reduction will remain in place until such time as Mr. J.S. Whang has concluded that the Company’s business has recovered from impacts of the COVID-19 pandemic.

A copy of the Company’s related press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01   Financial Statements and Exhibits.

d)  Exhibits.

Exhibit No.	Description

99.1	Press release dated May 7, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date: May 7, 2020	By:	/s/ Lisa D. Gibbs
Name: Lisa D. Gibbs
Title: Vice President and Chief Financial Officer